UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 13, 2006

R&G Financial Corporation

(Exact name of registrant as specified in its charter)

Puerto Rico

(State or other jurisdiction of incorporation)

001-31381	66-0532217
(Commission File Number)	(I.R.S. Employer Identification No.)

280 Jesús T. Piñero Ave.

Hato Rey, San Juan, Puerto Rico 00918

(Address of principal executive offices and zip code)

(787) 758-2424

(Registrant’s telephone number, including area code)

Not applicable.

(Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

On January 13, 2006, R&G Financial Corporation (the “Company”) announced by press release that Rolando Rodriguez has joined the Company’s wholly-owned subsidiary, R-G Crown Bank, its Florida-based federal savings bank, as its President. Mr. Rodriguez joins R-G Crown Bank with over 18 years of experience in the banking industry. Mr. Rodriguez most recently served as a member of the Board of Directors, Senior Executive Vice President and Chief Lending Officer of Doral Bank, a subsidiary of Doral Financial Corp (NYSE:DRL). From 1988 to 1994, Mr. Rodriquez served as a Senior Audit Examiner at the Office of Thrift Supervision. Prior to his tenure at the Office of Thrift Supervision, Mr. Rodriquez was a credit analyst with Republic National Bank located in Miami, Florida. Mr. Rodriguez received his undergraduate degree in Economics from the University of Texas and his MBA specializing in Finance and Accounting, from Rollins College in Winter Park, Florida.

Mr. Rodriguez will be replacing John Koegel, who has elected to retire from his positions as President and director of R-G Crown Bank.

The information furnished pursuant to Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for purposes of the Securities Exchange Act of 1934, as amended, nor shall it be incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, unless otherwise expressly stated in such filing.

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ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a) Not applicable.

(b) Not applicable.

(c) Not Applicable.

(d) Exhibits.

99.1 Press	Release issued on January 13, 2006 by R&G Financial Corporation

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

R&G FINANCIAL CORPORATION
Date: January 13, 2006
	By:	/s/ Vicente Gregorio
Vicente Gregorio
Chief Financial Officer

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